As filed with the Securities and Exchange Commission on August 25, 2016

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

ETF Managers Trust

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

ETF Managers Trust
30 Maple Street, 2nd Floor
Summit, New Jersey 07901

           (Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered
PureFunds ETFx HealthTech ETF	The NASDAQ Stock Market, LLC
PureFunds Solactive FinTech ETF	The NASDAQ Stock Market, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.	☐

Securities Act Registration file number to which this form relates: 333-182274

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1.	Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 41 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-182274 and 811-22310), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0000894189-16-011504) on August 25, 2016, which is incorporated herein by reference.

The Trust currently consists of 12 separate series.  The series to which this filing relates and their IRS Employer Identification Numbers are as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number
PureFunds ETFx HealthTech ETF	81-3053457
PureFunds Solactive FinTech ETF	81-3047826

Item 2.	Exhibits

A.
Certificate of Trust dated June 30, 2009, as filed with the state of Delaware on July 1, 2009, for FactorShares Trust (the “Trust” or the “Registrant”) is incorporated herein by reference to Exhibit (a)(1) to the Registrant’s Initial Registration Statement on Form N-1A, as filed with the SEC on June 22, 2012.

B.
Certificate of Amendment dated May 25, 2016 to the Registrant's Certificate of Trust dated June 30, 2009, as filed with the State of Delaware on May 31, 2016, is incorporated herein by reference to Exhibit (a)(2) to Post-Effective Amendment No. 41 to the Registrant’s Registration Statement on Form N-1A, as filed with the SEC on August 25, 2016.

C.
Registrant’s Agreement and Declaration of Trust, adopted June 30, 2009, is incorporated herein by reference to Exhibit (a)(3) to Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-1A, as filed with the SEC on November 20, 2012.

D.
Amendment dated June 20, 2016 to the Registrant’s Agreement and Declaration of Trust, adopted June 30, 2009, is incorporated herein by reference to Exhibit (a)(4) to Post-Effective Amendment No. 41 to the Registrant’s Registration Statement on Form N-1A, as filed with the SEC on August 25, 2016.

E.
Registrant’s By-Laws, adopted October 1, 2012, are incorporated herein by reference to Exhibit (b) to Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-1A, as filed with the SEC on November 20, 2012.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ETF Managers Trust

August 25, 2016

By: /s/ Samuel Masucci, III Name: Samuel Masucci, III Title: Chairman of the Board and President